SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) of the Securities
                     Exchange Act Of 1934 (Amendment No. 1)

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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only as permitted by Rule
14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12)

                                   Cosi, Inc.
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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(1) Title of each class of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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EXPLANATORY NOTE:

Cosi, Inc. is amending the Security Ownership of Certain Beneficial Owners and Management appearing on pages 2-4 of the definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2005. Due to a calculation error, the ownership of certain beneficial owners was listed incorrectly. The revised ownership tables appear in their entirety below.

No other changes have been made to the definitive proxy statement previously filed and mailed to stockholders.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 28, 2005, the following are the only entities (other than the Company's employees as a group) known to the Company to be the beneficial owners of more than 5% of the Company's outstanding shares of common stock.

                                                               Percent of Common
                                          Shares of Common          Stock
                                         Stock Beneficially      Beneficially
 Name and Address of Beneficial Owner           Owned             Owned (1)
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William D. Forrest......................    1,637,245 (2)            5.2%
 c/o Cosi, Inc.
 1751 Lake Cook Road, 6th Floor
 Deerfield, Illinois  60015

Enrique Abeyta, John Fleming
 and Richard J. Swift...................    1,633,114 (3)            5.2%
 c/o Stadia Capital Associates, L.L.C.
 780 Third Avenue, 9th Floor
 New York, New York  10017

Richard W. Shea, Jr.....................    1,876,321 (4)            6.0%
 c/o Vardon Capital Management, LLC
 150 East 52nd Street, 2nd Floor
 New York, New York  10022

ZAM Holdings, L.P. .....................    5,034,779 (5)           15.8%
  c/o PBK Holdings, Inc.
  283 Greenwich Avenue
  Greenwich, Connecticut 06830

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(1)   Ownership percentages are based on 31,466,689 shares of common stock outstanding as of March 28, 2005. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before May 27, 2005.

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(2)   Includes 182,292 shares of common stock issuable upon exercise of outstanding options at an exercise price of $2.85 pursuant to the February 9, 2004 addendum to Mr. Forrest's employment agreement. An additional 523,546 shares of restricted stock were granted to Mr. Forrest in accordance with his employment agreement in connection with our rights offering, which are held by Forrest Family LLC. 931,407 shares are restricted stock issued to Mr. Forrest pursuant to an employment agreement dated June 26, 2003. Such restricted shares represent compensation of Mr. Forrest for serving as our Executive Chairman. 25% of such restricted shares became fully vested upon issuance. An additional 25% of the restricted shares vested on April 1, 2004. As long as the agreement remains in effect on the last day of each month, commencing with April 2004 and ending with March 2006, 2.08% of the restricted shares will fully vest on each such date.

(3) A Schedule 13G was filed with the SEC on December 23, 2004 on behalf of Stadia Capital Associates, L.L.C., a Delaware limited liability company ("SCA"), Stadia Capital, L.L.C., a Delaware limited liability company ("SC"), Enrique J. Abeyta ("Abeyta"), John J. Fleming ("Fleming") and Richard J. Swift ("Swift"). Abeyta, Fleming and Swift are the managing members of each of SCA and SC. According to the Schedule 13G, SCA, SC, Abeyta, Fleming and Swift beneficially own, collectively, 1,633,114 shares of common stock, over which Abeyta, Fleming and Swift collectively have shared voting and shared dispositive power over 1,633,114 shares, SCA has shared voting power and shared dispositive power over 560,886 shares and SC has shared voting and dispositive power over 1,072,228 shares.

(4) A Schedule 13G/A was filed with the SEC on February 11, 2005, on behalf of Vardon Capital, LLC, a Delaware limited liability company ("VC"), Vardon Capital Management, LLC, a Delaware limited liability company ("VCM") and Richard W. Shea, Jr., the sole principal of Vardon Capital, LLC and Vardon Capital Management, LLC ("Shea"). According to the Schedule 13G/A, VC, VCM and Shea collectively beneficially own 1,876,321 shares of common stock, with shared voting and shared dispositive power over 1,876,321 shares.

(5)   ZAM Holdings, L.P. ("ZAM"), a Delaware limited partnership, filed a
      Schedule 13G with the SEC on February 4, 2005, on behalf of ZAM, PBK Holdings, Inc., a Delaware corporation ("PBK"), and Philip B. Korsant ("Korsant"). According to the Schedule 13G, ZAM, PBK and Korsant beneficially own, collectively, 5,034,779 shares of common stock, with shared voting and shared dispositive power over 5,034,779 shares, which includes (i) 439,710 shares of additional common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00, (ii) 19,227 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $0.01 per share, and (iii) 2,762 shares of additional common stock as a result of antidilution adjustments under the terms of certain warrants (based upon ZAM's independent calculations).

The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company's common stock was based on a review of the Company's internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

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Security Ownership of Management

The following table sets forth certain information regarding ownership of common stock as of March 28, 2005, by (i) each of the members of the Company's Board of Directors, (ii) each of the Company's executive officers named in the "Summary Compensation Table" under "Executive Compensation" below and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

                                                                     Percent of
                                             Shares of Common       Common Stock
                                            Stock Beneficially      Beneficially
           Name (1)                               Owned               Owned (2)
------------------------------------------- -------------------    ---------------
Kevin Armstrong...........................        450,000 (3)             1.4%
William D. Forrest........................      1,637,245 (4)             5.2%
Cynthia Jamison...........................         50,000 (5)               *
Gilbert Melott............................         52,859 (6)               *
Paul Seidman..............................         12,000 (7)               *
Jonathan (Jay) Wainwright, Jr. (8)........         17,652                   *
Terry Diamond.............................        897,578 (9)(10)         2.8%
Creed L. Ford, III........................        273,356 (9)               *
Eli Cohen.................................          -----                -----
Mark Demilio..............................          4,448 (9)               *
Edna Morris...............................          4,448 (9)               *
Garry Stock...............................         52,521 (9)(11)           *
All current directors and
executive officers as a group
(14 persons) (12) ........................      3,446,955                10.7%

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* Represents less than 1%.

(1) Each person listed in the table is or was a director or named executive officer with an address at c/o Cosi, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

(2) Ownership percentages are based on 31,466,689 shares of common stock outstanding as of March 28, 2005. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the

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      number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before May 27, 2005.

(3) Represents 450,000 shares of common stock issuable upon exercise of outstanding options at an exercise price of $1.77 per share.

(4) Includes 182,292 shares of common stock issuable upon exercise of outstanding options at an exercise price of $2.85 pursuant to the February 9, 2004 addendum to Mr. Forrest's employment agreement. An additional 523,546 shares of restricted stock were granted to Mr. Forrest in accordance with his employment agreement in connection with our rights offering, which are held by Forrest Family LLC. 931,407 shares are restricted stock issued to Mr. Forrest pursuant to an employment agreement dated June 26, 2003. Such restricted shares represent compensation of Mr. Forrest for serving as our Executive Chairman. 25% of such restricted shares became fully vested upon issuance. An additional 25% of the restricted shares vested on April 1, 2004. As long as the agreement remains in effect on the last day of each month, commencing with April 2004 and ending with March 2006, 2.08% of the restricted shares will fully vest on each such date.

(5) Includes 50,000 shares of common stock issuable upon exercise of outstanding options at an exercise price of $5.73 per share.

(6) Represents 52,859 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.21 per share.

(7) Includes 12,000 shares of common stock issuable upon exercise of a weighted average exercise price of $2.08 per share.

(8) Mr. Wainwright served as our Vice President of Concept Development from July 8, 2003 to December 9, 2004.

(9) Includes 4,448 shares of common stock issued to each of Messrs. Diamond, Ford, Demilio and Stock and Ms. Morris as non-employee directors as part of the compensation paid to non-employee directors during 2004 pursuant to the Amended and Restated Cosi, Inc. Non-Employee Director Stock Option Plan. Mr. Diamond's shares are held in the name of Talon Opportunity Fund, L.P.

(10) Includes (i) 604,041 shares of common stock owned by Talon Opportunity Fund, L.P. (Mr. Diamond is the Managing Member of Talon Opportunity Fund, L.P.'s General Partner, Talon Partnership Management, LLC), (ii) 86,505 shares held by the Terry Diamond Trust, (iii) 71,076 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share owned by Talon Opportunity Fund, L.P., (iv) 12,605 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $14.88 per share owned by Talon Opportunity Fund, L.P., (v) 101,643 shares of common stock owned by a trust in his wife's name, the Marilyn Diamond Trust, (vi) 14,215 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share owned by Mr. Diamond's wife, (vii) 7,108 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 owned by the Diamond Family Foundation, and (viii) 385 shares of common held by the Diamond Family Trust.

(11) Includes (i) 1,144 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share, (ii) 32,786 shares of common stock owned by Cordie Super-Annuation Fund (the "Fund") (Mr. Stock is a director of the Fund's trustee, Chamanda Pty. Ltd.) and
      (iii) 1,225 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $0.01 per share held by the Fund.

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(12)  These 14 persons include all current members of the Company's Board of
      Directors and the executive officers detailed under "Information About the Nominees, the Continuing Directors and Executive Officers" below.


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